Report of Independent Registered Public Accounting Firm

The Shareholders and Board of Directors
   Buffalo Balanced Fund, Inc.
   Buffalo High Yield Fund, Inc.
   Buffalo Large Cap Fund, Inc.
   Buffalo Funds
   Buffalo Small Cap Fund, Inc.
   Buffalo USA Global Fund, Inc.
In planning and performing our audit of the financial statements of
Buffalo Balanced Fund, Inc., Buffalo High Yield Fund, Inc., Buffalo
Large Cap Fund, Inc., Buffalo Funds (comprised of Buffalo Mid Cap Fund,
Buffalo Micro Cap Fund, and Buffalo Science & Technology Fund, Buffalo
Jayhawk China Fund, and Buffalo International Fund), Buffalo Small Cap
Fund, Inc., and Buffalo USA Global Fund, Inc., (collectively referred to herein as the Funds) for the year ended March 31, 2008, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund's internal control over financial reporting includes those policies and procedures that
(1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and directors of the fund; and
(3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the fund's annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company
Accounting Oversight Board (United States). However, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be a material weakness as defined above as of March 31, 2008.

This report is intended solely for the information and use of management and the Board of Directors of the Funds and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.
       /s/ Ernst & Young

Kansas City, Missouri
May 23, 2008